Exhibit 12.1
Bank of Montreal
COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS
CANADIAN GAAP

	Three
	Months
	Ended
	January 31,	Year Ended October 31,
	2011	2010	2009	2008	2007	2006
	(in millions of Canadian dollars, except for ratios)
EXCLUDING INTEREST ON DEPOSITS

Fixed Charges
Interest expensed and capitalized (excluding deposits)(1).	$286	$894	$982	$2,333	$3,097	$2,434
Estimated interest within rental expense	29	113	113	109	100	97
Preferred dividend requirement(2)	0	0	0	12	13	28

Total Fixed Charges	$315	$1,007	$1,095	$2,454	$3,210	$2,559

Preferred Dividend Requirement(3)	$45	$168	$134	$70	$47	$38

Total Combined Fixed Charges and Preferred Dividends	$360	$1,175	$1,229	$2,524	$3,257	$2,597

Earnings
Income from continuing operations before income taxes(4)	$1,048	$3,567	$2,076	$1,977	$2,395	$3,452
Adjusted for: Earnings and distributions related to equity investees	(1)	14	1	(18)	(35)	27
Fixed Charges (excluding preferred dividend requirement)	315	1,007	1,095	2,442	3,197	2,531

Earnings	$1,362	$4,588	$3,172	$4,401	$5,557	$6,010

Ratio of Earnings to Fixed Charges, excluding interest on deposits	4.32	4.56	2.90	1.79	1.73	2.35
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends, excluding interest on deposits	3.78	3.90	2.58	1.74	1.71	2.31

INCLUDING INTEREST ON DEPOSITS

Fixed Charges
Interest expensed and capitalized (including deposits)(1).	$965	$3,256	$5,023	$9,674	$11,002	$8,177
Estimated interest within rental expense	29	113	113	109	100	97
Preferred dividend requirement(2)	0	0	0	12	13	28

Fixed Charges	$994	$3,369	$5,136	$9,795	$11,115	$8,302

Preferred Dividend Requirement(3)	$45	$168	$134	$70	$47	$38

Total Combined Fixed Charges and Preferred Dividends	$1,039	$3,537	$5,270	$9,865	$11,162	$8,340

	Three
	Months
	Ended
	January 31,	Year Ended October 31,
	2011	2010	2009	2008	2007	2006
	(in millions of Canadian dollars, except for ratios)
EXCLUDING INTEREST ON DEPOSITS

Earnings
Income from continuing operations before income taxes(4)	$1,048	$3,567	$2,076	$1,977	$2,395	$3,452
Adjusted for: Earnings and distributions related to equity investees	(1)	14	1	(18)	(35)	27
Fixed Charges (excluding preferred dividend requirement)	994	3,369	5,136	9,783	11,102	8,274

Earnings	$2,041	$6,950	$7,213	$11,742	$13,462	$11,753

Ratio of Earnings to Fixed Charges, including interest on deposits	2.05	2.06	1.40	1.20	1.21	1.42
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends, including interest on deposits	1.96	1.96	1.37	1.19	1.21	1.41

(1)	Includes amortization of debt issuance costs.

(2)	Represents pre-tax earnings required to pay preferred dividends on consolidated subsidiaries.

(3)	Represents pre-tax earnings required to pay preferred dividends.

(4)	Adjusted for capitalized interest.
U.S. GAAP

	Three
	Months
	Ended
	January 31,	Year Ended October 31,
	2011	2010	2009	2008	2007	2006
	(in millions of Canadian dollars, except for ratios)
EXCLUDING INTEREST ON DEPOSITS

Fixed Charges
Interest expensed and capitalized (excluding deposits)(1).	$274	$823	$902	$2,242	$2,998	$2,335
Estimated interest within rental expense	29	113	113	109	100	97
Preferred dividend requirement(2)	0	0	0	12	13	28

Total Fixed Charges	$303	$936	$1,015	$2,363	$3,111	$2,460

Preferred Dividend Requirement(3)	$44	$169	$135	$68	$46	$37

Total Combined Fixed Charges and Preferred Dividends	$347	$1,105	$1,150	$2,431	$3,157	$2,497

Earnings
Income from continuing operations before income taxes(4)	$812	$3,858	$2,324	$1,888	$2,439	$3,434
Adjusted for: Earnings and distributions related to equity investees	(3)	12	1	(18)	(35)	27

	Three
	Months
	Ended
	January 31,	Year Ended October 31,
	2011	2010	2009	2008	2007	2006
	(in millions of Canadian dollars, except for ratios)
EXCLUDING INTEREST ON DEPOSITS

Fixed Charges (excluding preferred dividend requirement)	303	936	1,015	2,351	3,098	2,432

Earnings	$1,112	$4,806	$3,340	$4,221	$5,502	$5,893

Ratio of Earnings to Fixed Charges, excluding interest on deposits	3.67	5.13	3.29	1.79	1.77	2.40
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends, excluding interest on deposits	3.20	4.35	2.90	1.74	1.74	2.36

INCLUDING INTEREST ON DEPOSITS

Fixed Charges
Interest expensed and capitalized (including deposits)(1).	$953	$3,185	$4,943	$9,583	$10,903	$8,078
Estimated interest within rental expense	29	113	113	109	100	97
Preferred dividend requirement(2)	0	0	0	12	13	28

Fixed Charges	$982	$3,298	$5,056	$9,704	$11,016	$8,203

Preferred Dividend Requirement(3)	$44	$169	$135	$68	$46	$37

Total Combined Fixed Charges and Preferred Dividends	$1,026	$3,467	$5,191	$9,772	$11,062	$8,240

Earnings
Income from continuing operations before income taxes(4)	$812	$3,858	$2,324	$1,888	$2,439	$3,434
Adjusted for: Earnings and distributions related to equity investees	(3)	12	1	(18)	(35)	27
Fixed Charges (excluding preferred dividend requirement)	982	3,298	5,056	9,692	11,003	8,175

Earnings	$1,791	$7,168	$7,381	$11,562	$13,407	$11,636

Ratio of Earnings to Fixed Charges, including interest on deposits	1.82	2.17	1.46	1.19	1.22	1.42
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends, excluding interest on deposits	1.75	2.07	1.42	1.18	1.21	1.41

(1)	Includes amortization of debt issuance costs.

(2)	Represents pre-tax earnings required to pay preferred dividends on consolidated subsidiaries.

(3)	Represents pre-tax earnings required to pay preferred dividends.

(4)	Adjusted for capitalized interest.